SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

     Filed by the Registrant                      [ X ]

     Filed by a Party other than the Registrant   [   ]

     Check the appropriate box:

     [   ]     Preliminary Proxy Statement

     [   ]     Confidential, for Use of the Commission Only (as
               permitted by Rule 14a-6(e)(2))

     [ X ]     Definitive Proxy Statement

     [   ]     Definitive Additional Materials

     [   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                              DATARAM CORPORATION

              (Name of Registrant as Specified In Its Charter)

                                   -  -


     Payment of Filing Fee (Check the appropriate box):

     [ X ]     No fee required.

     [   ]     Fee computed on table below per Exchange Act Rules
               14a-  6(i)(4) and 0-11

               1) Title of each class of securities to which transaction applies:

                   ______________________________________________________
               2) Aggregate number of securities to which transaction applies:


                   ______________________________________________________



               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                   _______________________________________________________

               4)  Proposed maximum aggregate value of transaction:


                   _______________________________________________________

               5)  Total fee paid:


                   _______________________________________________________

          [   ]    Fee paid previously with preliminary materials

          [   ]    Check box if any part of the fee is offset as provided
                   by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                   Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)  Amount Previously Paid:

                   _______________________________________________________

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                   _______________________________________________________









                             DATARAM CORPORATION
                           A New Jersey Corporation

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on September 13, 2006 at 2:00 P.M.

TO THE SHAREHOLDERS OF DATARAM CORPORATION:

      The Annual Meeting of the Shareholders of DATARAM CORPORATION (the "Company") will be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Wednesday, September 13, 2006 at 2:00 p.m., for the following purposes:

     (1) To elect six (6) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders and until their successors have been elected and have been qualified.

     (2) To ratify the selection of J.H. Cohn LLP as the independent certified public accountants of the Company for the fiscal year ending April 30, 2007

     (3) To transact such other business as may properly come before the meeting or any adjournments.

     Only shareholders of record at the close of business on the 28th day of July 2006 are entitled to notice of and to vote at this meeting.

                              By order of the Board of Directors

                                                Thomas J. Bitar,
                                                       Secretary

August 11, 2006

The Company'   s 2006 Annual Report is enclosed.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY
       IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.




                                       [LOGO]



                                DATARAM CORPORATION


                                  PROXY STATEMENT
                          ANNUAL MEETING OF SHAREHOLDERS
                                 SEPTEMBER 13, 2006


     This Proxy Statement is furnished by DATARAM CORPORATION (the "Company"), which has a mailing address for its principal executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey on Wednesday, September 13, 2006 at 2:00 p.m. The close of business on July 28, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. This Proxy Statement was mailed to shareholders on or about August 11, 2006.

                                   VOTING RIGHTS

     On July 28, 2006 there were outstanding and entitled to vote 8,493,396 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote for each share of Common Stock owned on the record date, exercisable in person or by proxy. Shareholders may revoke executed proxies at any time before they are voted by filing a written notice of revocation with the Secretary of the Company. Where a choice has been specified by the holder on the proxy, the shares will be voted as directed. Where no choice has been specified by the holder, the shares will be voted for the nominees described below and for the ratification of the selection of accountants.

     Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of shares voting is required for approval. Abstentions and proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter.

                         EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information concerning each of the Company's executive officers:

Name                    Age     Positions with the Company
____                    ___     __________________________

Robert V. Tarantino      63     Chairman of the Board of Directors, President
                                and Chief Executive Officer

Jeffrey H. Duncan        56     Vice President - Manufacturing
                                and Engineering

Mark E. Maddocks         54     Vice President - Finance and
                                Chief Financial Officer

Anthony Pawlik           52     Vice President - Sales

Anthony M. Lougee        45     Controller

                                          1

     Robert V. Tarantino has been employed by the Company since 1970. He has served as President and Chief Executive Officer since 1986. In 1998, he was elected Chairman of the Board of Directors.

     Jeffrey H. Duncan has been employed by the Company since 1974. In 1990, he became Vice President-Engineering. Since 1995, he served as Vice President-Manufacturing and Engineering.

     Mark E. Maddocks has been employed by the Company since 1978. In 1986 he became Controller. Since 1996 he has served as Vice President-Finance and Chief Financial Officer.

     Anthony Pawlik was hired as Vice President - Sales on January 9, 2006. Prior to that he served as Vice President of Sales, North America for High Bandwidth Access/AMIC Technology, Inc. From 1995 to 2001, he served as Director, Northeast Area Sales for Integrated Device Technology, Inc. Prior to holding these positions, Mr. Pawlik's career includes over 18 years of sales management experience with Texas Instruments and Samsung Semiconductor.

     Anthony M. Lougee has been employed by the Company since 1991, initially as Accounting Manager. In 2002 he was named an executive officer and currently serves as Controller, a position he has held since 1999.

                               ELECTION OF DIRECTORS

     Six (6) directors will be elected at the Annual Meeting of Shareholders by the vote of a plurality of the shares of Common Stock represented at such meeting. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the six (6) persons named under the heading "Nominees for Directors." Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

                               NOMINEES FOR DIRECTORS

     The term of office for each director will expire at the next Annual Meeting of Shareholders and when the director's successor shall have been elected and duly qualified. Each nominee is a member of the present Board of Directors and has been elected by shareholders at prior meetings except Ms. Giordano and Mr. Freeman.

          Name of Nominee               Age
          _______________               ___

          Robert V. Tarantino           63

          Thomas A. Majewski            54

          Bernard L. Riley              76

          Roger C. Cady                 68

          Rose Ann Giordano             67

          John H. Freeman               57

     Mr. Tarantino is an executive officer of the Company. Mr. Tarantino has been a Director since 1981 and Chairman of the Board of Directors since 1998.

     Thomas A. Majewski has been a principal in Walden, Inc., a computer consulting and technologies venture capital firm, since 1990. Prior to 1990, he had been Chief Financial Officer of Custom Living Homes & Communities, Inc., a developer of residential housing. Mr. Majewski has been a Director since 1990.

                                          2

     Bernard L. Riley retired as Executive Vice President and Chief Financial Officer of the Company in 1995. He had been employed by the Company since 1992. His business career included thirty years with International Paper with senior responsibilities in both finance and general management before taking early retirement in 1985. At that time, he was Vice President - Logistics. Thereafter, he served for four years as Vice President, Finance and as a director of Emcore Corporation, a semiconductor equipment manufacturer. During the two years immediately prior to joining Dataram, he was a management consultant. Mr. Riley has been a Director since 1995.

     Roger C. Cady is a founder and principal of Arcadia Associates, a strategic consulting and mergers and acquisitions advisory firm. He was employed as Vice President of Business Development for Dynatech Corporation, a diversified communications equipment manufacturer, from 1993 to 1996. Before joining Dynatech he was a strategic management consultant for eight years. His business career has included 16 years in various engineering, marketing and management responsibilities as a Vice President of Digital Equipment Corporation, and President of two early stage startup companies. Mr. Cady has been a Director since 1996.

     Rose Ann Giordano has been President of Thomis Partners (investing and advisory services) since 2002. Prior to that, and for more than five years, Ms. Giordano served as Vice President of Worldwide Sales & Marketing for the Customer Services Division of Compaq Computer Corporation. Prior to that, Ms. Giordano held a number of positions with Digital Equipment Corporation. Ms. Giordano was the first woman Vice President and Corporate Officer of Digital Equipment Corporation. Ms. Giordano serves on the Board of Directors of TimeTrade Inc., MIT Enterprise Forum/NE, the National Association of Corporate Directors/New England and Emerson Hospital. Ms. Giordano holds a B.A. in Mathematics from Marywood College and is a graduate of the Stanford University Business School Executive Program.

     John H. Freeman has been the Chief Operating Officer at Taratec Development Corporation (life sciences consulting) since September 1, 2004. Prior to that, and for more than five years, he was responsible for leading IBM's worldwide sales, marketing, and business planning for Pharmaceutical, Medical Device, and Life Sciences clients. This included IBM product sales of hardware, software, services and financing. Mr. Freeman has 30 years of executive sales and operations management experience with IBM. Mr. Freeman is a graduate of Pennsylvania State University with an M.S. in Computer Science and holds a B.A. in Mathematics from Syracuse University.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by certain owners known by the Company to beneficially own in excess of 5% of the Common Stock, each director of the Company, each named executive officer and ten directors and executive officers collectively, as of July 28, 2006. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power. No other person or group is known to beneficially own in excess of five percent (5%) of the Common Stock.

       Name of                Amount and             Percent
       Beneficial             Nature of                of
       Owner                  Beneficial Ownership   Class(1)
       ___________________    ____________________   ________

       Robert V. Tarantino     1,056,600 (2)            11.9%

       Thomas A. Majewski         89,250 (3)             1.0%

       Bernard L. Riley           50,000 (3)              *

       Roger C. Cady             104,700 (4)             1.2%

                                          3

       Rose Ann Giordano           6,000 (5)              *

       John H. Freeman             6,000 (5)              *

       Jeffrey H. Duncan         269,680 (6)             3.1%

       Mark E. Maddocks          160,878 (7)             1.9%

       Anthony Pawlik             50,000 (8)              *

       Anthony M. Lougee          21,870 (9)              *

       Directors and           1,814,978(10)            19.4%
       executive officers
       as a group (10 persons)

       Fidelity Low Priced       858,800 (11)           10.1%
       Stock Fund


(1) On July 28, 2006, 8,493,396 shares were outstanding.

(2) Of this amount, 17,100 shares are held by Mr. Tarantino's wife 307,999 shares are held by the Company's 401(k) Plan and 361,600 shares may be acquired by the exercise of options held. Mr. Tarantino's address is 186 Princeton Road (Route 571), West Windsor, New Jersey 08550.

(3) Of this amount, 40,000 shares may be acquired by the exercise of options held.

(4) Of this amount, 24,000 shares may be acquired by the exercise of options held.

(5) Of this amount, 6,000 shares may be acquired by the exercise of options held.

(6) Of this amount, 266,000 shares may be acquired by the exercise of options held and 3,680 shares are held by the Company's 401(k) Plan.

(7) Of this amount, 6,000 shares are held by Mr. Maddocks' wife, 26,207 shares are held by the Company's 401(k) Plan and 42,800 shares may be acquired upon the exercise of options held.

(8) Of this amount, 50,000 shares may be acquired by the exercise of options held.

(9) Of this amount, 18,875 shares may be acquired upon the exercise of options held and 2,995 shares are held by the Company's 401(k) Plan.

(10) Of this amount, 739,275 shares may be acquired by the exercise of options held by executive officers, and 116,000 shares may be acquired by exercise of options held by outside directors.

(11) As reported in a Schedule 13G/A filed February 14, 2005, this fund is advised by Fidelity Management and Research Corp. which is controlled by Edward R. Johnson, 3rd and a group consisting of members of the Edward R. Johnson, 3rd family who are the principal Class B shareholders and who are deemed to have the shared power to dispose of the Fund's shares. Each has an address at 82 Devonshire Street, Boston MA 02109.

Less than 1%.

                                          4



                              EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid for the fiscal years ended April 30, 2004, 2005 and 2006 to the Company's Chief Executive Officer and the next four most highly compensated executive officers and certain former officers.

                            Summary Compensation Table

                              Annual Compensation        Long Term Compensation
                                  _______________________ ___________________

                                                    Other
Name and                                            Annual   Stock    Other
Principal                 Fiscal                    Compen-  Options  Compen-
Position                  Year    Salary    Bonus   sation   Awarded  sation(1)
___________               _____   _______   ______  ______   _______  _________

Robert V. Tarantino       2006    282,800        0     --     12,000   14,000
Chairman of the Board,    2005    294,338        0     --     12,000   12,279
President and Chief       2004    307,800        0     --     12,000   12,231
Executive Officer

Jeffrey H. Duncan         2006    186,888        0     --      8,200   10,745
Vice President - Manu-    2005    186,888        0     --      8,200   10,745
facturing and Engineering 2004    186,888        0     --      8,200   10,952

Mark E. Maddocks          2006    189,176        0     --      8,200   11,092
Vice President - Finance, 2005    189,176        0     --      8,200   10,883
Chief Financial Officer   2004    189,176        0     --      8,200   11,092

Anthony M Lougee          2006    110,000        0     --      3,500    6,582
Controller                2005    106,000        0     --      2,500    6,354
                          2004    104,943        0     --      2,500    6,177

Lars Marcher(2),President,2006    178,181        0     --          0    7,784
Executive Vice President  2005    253,261        0     --     18,200    9,574
and Chief Operating       2004    227,400        0     --      8,200    7.094
Officer
________________
 (1) Payments by the Company to a plan trustee under the Company's Savings and Investment Retirement Plan, a 401(k) plan. The Company does not have a pension plan.
 (2)  Mr. Marcher is no longer an executive officer of the Company.




                      Option Grants in the Last Fiscal Year

                                    Exercise  Expiration
Name             Number      %(1)     Price      Date     5%($)(2)    10%($)(2)
____             ______      ____    _______  __________  ________    _________

Robert V.
Tarantino        12,000       8.1     6.63      9/14/10    125,595     206,358

Jeffrey H.
Duncan            8,200       5.6     6.63      9/14/10     88,556     141,011

Mark E.
Maddocks          8,200       5.6     6.63      9/14/10     88,556     141,011

Anthony M.
Lougee            3,500       0.2     6.63      9/14/10     37,798      60,188

Lars Marcher          0        -       -           -          -            -

___________________
(1) Percent of total granted to employees in the last fiscal year.
(2) Potential realizable value at assumed annual rates of stock price appreciation for the option term.

                                          5








     The following table provides information concerning stock option exercises by named executive officers during the fiscal year ended
April 30, 2006 and the number and value of the named executive officers' unexercised options at fiscal year end:

                           Option Exercises in Fiscal 2006 and Option Values at April 30, 2006

                                                                                                Value of
                                                                                                Unexercised
                                                                        Number of              In-the-Money
                                                                       Options at              Options at
                                                                      April 30, 2006         April 30, 2006
                                                                      ______________         ______________

                                   Shares acquired    Value            Exercisable/           Exercisable/
     Name                            on exercise      Received ($)     Unexercisable         Unexercisable($)
     ____                          _______________   ____________      _____________        _________________

Robert V. Tarantino                   __               __                 346,400                 940,530
                                                                           15,200                   8,960

Jeffrey H. Duncan                     __               __                 251,650                  731,628
                                                                           14,350                   12,710

Mark E. Maddocks                      __               __                  28,450                   24,190
                                                                           14,350                   12,710

Anthony M. Lougee                     __               __                  13,500                    5,625
                                                                            5,375                    3,875

Lars Marcher                          __               __                       0                        0
                                                                                0                        0






                            Equity Compensation Plan Information at April 30, 2006

Plan Category                     Number of Securities     Weighted-average            Number of securities
                                  to be issued upon        exercise price of           remaining available
                                  exercise of              outstanding options,        for future issuance
                                  outstanding options      warrants and rights         under equity compen-
                                                                                       sation plans (exclud-
                                                                                       ing securities re-
                                                                                       flected in column (a))
                                  (a)                      (b)                         (c)
__________________________        _______________________  ____________________         _____________________

Equity compensation
plans approved by
security holders                       1,299,375              5.00                           1,216,850


Equity compensation
plans not approved by
security holders                               0                 -                                   0


Total                                  1,299,375              5.00                           1,216,850




                                          6





                           PERFORMANCE GRAPH

          COMPARISON OF THE FIVE-  YEAR CUMULATIVE TOTAL RETURN*
      AMONG DATARAM CORPORATION, THE S&P 500 INDEX AND A PEER GROUP



[The chart is a three-line graph of dollars versus dates having the following data points:

                         4/01   4/02   4/03   4/04   4/05   4/06
                         ____   ____   ____   ____   ____   ____

        Dataram          100     79     27     74     45     65

        Peer Group**     100    105    111    120    141     225

        S&P 500          100     87     76     93     99     114



*$100 invested on 4/30/01 in stock or index including reinvestment of dividends. Fiscal year ending April 30.

**Standard Industrial Code Peer Group includes the following companies:
Ciprico, Inc.; Dataram Corp.; Dot Hill Systems Corp.; Exabyte Corp.; Iomega Corp.; Komag Inc.; Lasercard Corp.; M Sys Flash Disk Pioneers Ltd.; MTI Technology Corp.; Network Engines, Inc.; Overland Sorage, Inc.; Procom Technology, Inc.; Simpletech, Inc.; Western Digital Corp; and Storage Computer Corp.

                                          7


                                 EMPLOYMENT AGREEMENTS

     Robert V. Tarantino, Jeffrey H. Duncan and Mark E. Maddocks entered into similar Employment Agreements with the Company as of February 1, 2005. Each agreement continues on a year to year basis until terminated by the Company on thirty (30) days notice before April 30th of each year. They provide for a current base compensation of $275,000 for Mr. Tarantino, $180,000 for Mr. Duncan, and $182,000 for Mr. Maddocks, subject to annual review by the Board of Directors. In addition, executives will receive a bonus based upon a formula which shall be reviewed and approved annually by the Board of Directors. (See "Report of the Compensation Committee of the Board of Directors on Executive Compensation-Bonuses".) The Employment Agreements may be terminated by the Company for cause and expire upon the death, or six months after the onset of the disability, of the executive. In the event of termination or non-renewal, the executive is entitled to one year's base salary at the current rate plus a pro rata bonus for the current year. The Employment Agreements contain terms concerning confidentiality, post-employment restrictions on competition and non-solicitation of Company employees.

     Lars Marcher resigned as President and Chief Operating Officer of the Company as of June 30, 2005. Mr. Marcher has agreed that through April 30, 2009, he will not disclose any trade secrets or confidential information of the Company or its clients. He has also agreed that until December 31, 2006 he will not solicit employees of the Company to take up employment with any other company and will not take a position in competition with the Company or take a position with any client of the Company or with whom he has worked on the behalf of the Company without the prior written consent of Dataram.


              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission rules regarding disclosure of executive compensation require proxy statement disclosure of specified information regarding certain relationships of members of the Company's Board of Directors with the Company or certain other entities. None of the members of the Corporation's Board of Directors has a relationship requiring such disclosure.

                                          8



                       REPORT OF THE COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors. All members of the Committee are independent directors. These policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of its stockholders. The three primary components of executive compensation are base salaries, bonuses and stock option grants.
The Committee determines the base salary, bonus amount and stock option grants for the President and Chief Executive Officer. The Committee reviews and gives final approval to the President and Chief Executive Officer's recommendations for base salaries, bonus and stock option grants for all other executives.

Base Salary

     The Committee considered the financial performance of the Company, reviewed a survey of executive salaries for computer and computer products companies and determined the base salary for the Chief Executive Officer, Robert V. Tarantino. Base salaries for other executive officers for the fiscal year ended April 30, 2006 were determined by the President and Chief Executive Officer.

Bonuses

     Annually, the Committee reviews and gives final approval for a bonus plan for the Chief Executive Officer and for other executive officers. This bonus plan is typically based on a distribution of a percentage of pre-tax operating profits based on meeting or exceeding stated objectives. For fiscal 2006, no bonuses were distributed.

Stock Option Plan

     The value to each executive officer of stock option grants is tied directly to stock price performance. The Committee grants options under the shareholder approved option plan at an exercise price equal to the market price of the Common Stock at the date of grant. Generally, options granted under the Plan in the last fiscal year have deferred vesting for one year, and expire after five years from the date of grant, provided the employee continues in the employment of the Company.


     Grants are made to executive officers based on salary, responsibility and performance of the individual officer. The Committee believes that options are important to better align the financial interests of executive officers with those of shareholders in general.

                 Compensation Committee

                 Thomas A. Majewski
                 Roger C. Cady
                 Bernard L. Riley
                 Rose Ann Giordano
                 John H. Freeman

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY AGENTS NAMED THEREON INTEND SO TO VOTE.

                                          9


                          RATIFICATION OF THE SELECTION OF
                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected J.H. Cohn LLP as the independent certified public accountants to the Company for the fiscal year ending April 30, 2007. The holders of Common Stock are asked to ratify this selection. J.H. Cohn LLP has served the Company in this capacity since October of 2005. If the shareholders fail to ratify this selection of J.H. Cohn LLP, the Audit Committee will reconsider its action in light of the shareholder vote.

     On October 6, 2005, Dataram Corporation ("The Company") engaged J.H. Cohn LLP as its independent registered public accounting firm to perform the Company's annual audit for its fiscal year ending April 30, 2006, and review of the Company's interim quarterly financial statements. The Company had previously engaged KPMG LLP as its principal accountants. On October 6, 2005 the Company dismissed KPMG LLP as its principal accountants. The decisions to dismiss KPMG LLP and engage J.H. Cohn LLP were made by the Audit Committee of the Board of Directors.

     In connection with the audits of the two fiscal years ended April 30, 2005 and 2004, and the subsequent interim period through October 6, 2005, there were no: (1)disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events as described by
Item 304(a)(1)(v) of Regulation S-K.

     The audit reports of KPMG LLP on the consolidated financial statements of Dataram Corporation and subsidiaries as of and for the years ended
April 30, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the previous two most recent fiscal years and in the subsequent interim period prior to the change of accountants, the Company had not consulted with J.H. Cohn LLP on any matter.

     The Company has been advised by J.H. Cohn LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from shareholders.

                        PRINCIPAL ACCOUNTANTS FEES AND SERVICES

     The following table sets forth the aggregate fees billed to the Company for the last two fiscal years by the Company's independent accounting firm J.H. Cohn LLP and its predecessor KPMG LLP for professional services:

                                          2006           2005

   Audit fees                          $ 71,500      $ 140,000

   Audit related fees (1)                    __         19,700

   Tax fees(2)                           10,000         57,900

   All other fees                             0              0

   Total fees                          $ 81,500      $ 217,600
_____________
(1) Consists principally of the audit of the financial statements of the Company's employee benefit plan.
(2) Consists principally of fees for tax consultation and tax compliance services, including foreign jurisdictions.

                                          10


All non-audit fees of an auditor must be pre-approved by the Audit Committee of the Board of Directors unless the amount is less than 5% of the amount of revenues to the auditor in the previous fiscal year or was not regarded as a non-audit fee at the time it was contracted for. In either event, the fee must be submitted to the Audit Committee for its approval before the completion of the audit. In the previous fiscal year, all Audit Related
Fees, all Tax Fees and all Other Fees were pre-approved by the Audit Committee pursuant to this policy.


                           REPORT OF THE AUDIT COMMITTEE

     Pre-approval by the Audit Committee of all non-audit services performed by the Company's independent accountants is now required by law. Where urgent action is required, the Chairman of the Committee may give this approval subject to confirmation of this decision by the full Committee at its next meeting.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended April 30, 2006, with management and the Company's independent public accountants, J.H. Cohn LLP.

     The Audit Committee has discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Certification of Statements on Auditing Standards, AU 380).

     The Audit Committee has received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with J.H. Cohn LLP that firm's independence from the Company.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006 for filing with the Securities and Exchange Commission.


                            Audit Committee

                          Thomas A. Majewski, Chairman
                          Bernard L. Riley
                          Roger C. Cady
                          Rose Ann Giordano
                          John H. Freeman

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.


                                OTHER MATTERS

     Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

           PROPOSALS OF SECURITY HOLDERS AT 2007 ANNUAL MEETING

     Any shareholder wishing to present a proposal which is intended to be presented at the 2007 Annual Meeting of Shareholders should submit such proposal to the Company at its principal executive offices no later than April 16, 2007. It is suggested that any proposals be sent by certified mail, return receipt requested.

                                          11


                             BOARD OF DIRECTORS

     The Board of Directors has a process for shareholders to communicate with directors. Shareholders should write to the President at the Company's mailing address and specifically request that a copy of the letter be distributed to a particular board member or to all board members. The Board of Directors of the Company met six times during the last fiscal year. It is the policy of the board that all members will attend the Annual Meeting of Shareholders and all members of the board attended last year's meeting.

     The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, whose members are Thomas A. Majewski, Bernard L. Riley, Roger C. Cady, Rose Ann Giordano and John H. Freeman. This Committee met five times during the last fiscal year. The principal functions of the Audit Committee are evaluation of work of the auditors, review of the accounting principles used in preparing the annual financial statements, review of internal controls and procedures and approval of all audit and non-audit services of the auditor.

     The Company's Board of Directors has adopted a written charter for the Audit Committee which was attached as an exhibit to the 2004 Proxy Statement and may be viewed at the Company's website, www.dataram.com. Each member of the Audit Committee is "independent" within the meaning of the NASDAQ listing standards. The Board of Directors has determined that Mr. Riley is a "financial expert" within the meaning of those standards and an "audit committee financial expert" within the meaning of Item 401(h) of SEC Regulation S-K and is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Proxy Rules.

     The Board of Directors has a standing Compensation Committee whose members are Thomas A. Majewski, Roger C. Cady, Bernard L. Riley, Rose Ann Giordano and John H. Freeman. This Committee met once during the past fiscal year. The principal functions of the Compensation Committee are to recommend to the Board of Directors the compensation of directors and the Chief Executive Officer and to establish and administer various compensation plans, including the stock option plan.

     The Board of Directors has a standing Nominating Committee whose members are Thomas A. Majewski, Roger C. Cady, Bernard L. Riley, Rose Ann Giordano and John H. Freemen. This Committee met once during the past fiscal year.
The principal function of this Committee is the recommendation to the Board of Directors of new members of the Board of Directors. The members of the Nominating Committee are "independent" within the meaning of the NASDAQ listings standards. The Board of Directors has adopted a charter for Nominating Committee and may be viewed at the Company's website, www.dataram.com. In years in which the Board considers that the selection of a new director would be desirable, the Nominating Committee solicits recommendations from the directors and the executive officers. The Nominating Committee will also consider recommendations made by shareholders. From these recommendations, the committee selects a small group to be interviewed. The Nominating Committee then makes a recommendation to the full board. Shareholders desiring to make such recommendations should write directly to the Committee at the Company's executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528.

     Directors who are not employees of the Company receive a quarterly payment of $6,000. During fiscal 2006 Mr. Riley, Mr. Cady and Mr. Majewski each received five year options to purchase 8,000 shares of the Common Stock of the Company at $6.63, the fair market value of the Common Stock at the date of grant. During fiscal 2006 Ms. Giordano and Mr. Freeman each received options expiring on the expiration date of the other director options (slightly less than five years) to purchase 6,000 shares of the Common Stock of the Company at $6.42, the fair market value of the Common Stock on the date of grant. All of these options are exercisable on September 14, 2006, one year from the date of grant of the options granted to Mr. Riley, Mr. Cady and Mr. Majewski.

                                          12

                SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Commission requires that the Company report to shareholders the compliance of directors, executive officers and 10% beneficial owners with Section 16(a) of the Securities Exchange Act of 1934, as amended. This provision requires that such persons report on a current basis most acquisitions or dispositions of the Company's securities. Based upon information submitted to the Company, all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.


                                  MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy, including broker solicitation fees and accountants' and attorneys' fees in connection therewith, will be borne by the Company. The amount is expected to be the amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers. Solicitation of proxies will be made by mail, but regular employees may solicit proxies by telephone or otherwise.

     Please date, sign and return the accompanying proxy at your earliest convenience. No postage is required for mailing in the United States.

     Financial information concerning the Company is set forth in the Company's 2006 Annual Report to Security Holders, which is enclosed.

     By Order of the Board of Directors

                                                         THOMAS J. BITAR,
                                                                Secretary




                          ANNUAL REPORT ON FORM 10-K

     Upon the written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended April 30, 2006, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the Securities and Exchange Commission. The Company will furnish any exhibit to the Annual Report on Form 10-K to any shareholder upon request and upon payment of a fee equal to the Company's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or its exhibits should be addressed to Vice President - Finance, Dataram Corporation,
P.O. Box 7528, Princeton, New Jersey 08543-7528.


                                           13




                      DATARAM CORPORATION
         P.O. Box 7528, Princeton, New Jersey  08543-7528


PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Robert V. Tarantino and Thomas J. Bitar, and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Dataram Corporation
(the "Company") to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Wednesday,
September 13, 2006 at 2 o'clock in the afternoon and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying proxy statement:
I authorize and instruct my Proxy to:

1. VOTE FOR____ all nominees for the Company's Board of Directors listed below; except that I WITHHOLD AUTHORITY for the following nominees (if any)


    Robert V. Tarantino ____   Roger C. Cady ____    Rose Ann Giordano ____
    Thomas A. Majewski ____    Bernard L. Riley ____ John H. Freeman ____

    VOTE WITHHELD____  from all nominees.

2.  VOTE FOR____    AGAINST____   ABSTAIN____   ratification of the selection
of J.H. Cohn, LLP to be the independent auditors of the Company for the fiscal year ending April 30, 2007.


            (Continued, and to be signed, on the other side)



(See other side)


3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                          President or other authorized officer.
                          If a partnership, please sign in
                          partnership name by authorized person.


                          Signature


                          Signature if held jointly

                          Dated                         2006

                          PLEASE MARK, SIGN, DATE AND RETURN THE
                          PROXY CARD PROMPTLY USING THE ENCLOSED
                          ENVELOPE.